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                                                                  EXHIBIT 10.40

                            STOCK PURCHASE AGREEMENT

               THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made as of the 9th day of November, 1997, by and between QuadraMed Corporation, a Delaware corporation (the "Purchaser"), and the seller indicated on the signature page hereto (the "Seller"), which Seller is a stockholder of Medicus Systems Corporation ("Medicus").

               WHEREAS, the Purchaser and Medicus expect to enter into a Merger Agreement simultaneously with the execution of this Agreement (the "Merger Agreement") pursuant to which Medicus would be acquired by Purchaser through a merger (the "Merger") of a wholly owned subsidiary of the Purchaser into Medicus, and Medicus would become a wholly owned subsidiary of the Purchaser; and

               WHEREAS, Purchaser has offered to Seller and certain other stockholders of Medicus to purchase their shares of Medicus common stock, par value $.01 per share (the "Medicus Common Stock"), prior to the Merger on the terms and conditions set forth herein; and

               WHEREAS, Seller has agreed to sell shares of Medicus Common Stock to Purchaser on the terms and conditions hereof.

               NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

               1.     Purchase and Sale of Medicus Common Stock.

               1.1    Sale of Medicus Common Stock.

                      (a) Subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase at the Closing and the Seller agrees to sell to the Purchaser at the Closing an amount of shares (as indicated on the signature page hereto) of Medicus Common Stock (the "Shares") for the aggregate Purchase Price set forth in Section 1.1(b) below.

                      (b) The purchase price to be paid for each Share to be sold hereunder (the "Purchase Price") shall be $7.50, in cash, without interest (the "Cash Consideration"), together with a warrant (the "Warrant"), in the form attached hereto as Appendix A, entitling Seller to acquire .3125 shares of QuadraMed Common Stock for each share of Medicus Common Stock sold hereunder, on the terms and conditions set forth therein.

                      (c) At the Closing (as defined below), the Seller shall deliver or cause to be delivered to the Purchaser a certificate or certificates representing the Shares (duly endorsed for transfer or accompanied by an executed stock power, medallion guaranteed) which the Purchaser is purchasing against delivery to the Seller of the aggregate Purchase Price for the Shares.

               1.2 Closing. The purchase and sale of the Shares under Article
1.1 (the "Closing") shall take place at 12:00 p.m. Chicago time on November 10, 1997 at the offices of Bell, Boyd & Lloyd, Three First National Plaza, 70 West Madison Street, Suite 3300, Chicago, Illinois 60602-4207, or as soon as possible as the Seller, using Seller's best efforts, is able to deliver or cause to be delivered to Purchaser a certificate or certificates representing the Shares as required by


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Section 1.1(c) hereof.

               2. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Seller as follows:

               2.1 Organization, Standing and Power. Each of the Purchaser and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of Purchaser and its subsidiaries has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect on Purchaser. Neither Purchaser nor any of its subsidiaries is in violation of any of the provisions of its Certificate of Incorporation or Bylaws or equivalent organizational documents. Purchaser is the owner of all outstanding shares of capital stock of each of its subsidiaries and all such shares are duly authorized, validly issued, fully paid and nonassessable. All of the outstanding shares of capital stock of each such subsidiary are owned by Purchaser free and clear of all liens, charges, claims or encumbrances or rights of others. In this Agreement, any reference to any event, change, condition or effect being "material" with respect to any entity or group of entities means any material event, change, condition or effect related to the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations or results of operations of such entity or group of entities. In this Agreement, any reference to a "Material Adverse Effect" with respect to any entity or group of entities means any event, change or effect that is materially adverse to the condition (financial or otherwise), properties, assets, liabilities, business, operations or results of operations of such entity and its subsidiaries, taken as a whole.

               2.2 Capital Structure. Except as described in this Section 2.2, the authorized and outstanding capital stock of Purchaser is as set forth in the section entitled "Description of Capital Stock" in the Purchaser's Prospectus dated October 21, 1997 delivered to the Seller as a part of the Purchaser SEC Documents (as defined in Section 2.4 hereof). There are no other outstanding shares of capital stock or voting securities of Purchaser other than shares of Purchaser Common Stock issued after October 21, 1997 upon the exercise of options or warrants that were outstanding as of October 21, 1997. All outstanding shares of Purchaser have been duly authorized, validly issued, fully paid and are nonassessable and free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof.

               2.3 Authority. Purchaser has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser and constitutes the valid and binding obligations of Purchaser. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under (i) any provision of the Certificate of Incorporation or Bylaws of Purchaser or any of its subsidiaries, as amended, or (ii) any material contract or other agreement or instrument, or any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Purchaser or any of its subsidiaries


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or their properties or assets, except where such conflict, violation, default, termination, cancellation or acceleration with respect to the foregoing provisions would not result in a Material Adverse Effect on Purchaser. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to Purchaser or any of its subsidiaries in connection with the execution and delivery of this Agreement by Purchaser or the consummation by Purchaser of the transactions contemplated hereby, except for (i) any filings as may be required under applicable federal and state securities laws and the securities laws of any foreign country, (ii) the filing with the Nasdaq National Market of a Notification Form for Listing of Additional Shares with respect to the shares of Common Stock of the Purchaser issuable upon exercise of the Warrant, and (iii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Purchaser and would not prevent or materially alter or delay any of the transactions contemplated by this Agreement.

               2.4 SEC Documents; Financial Statements. Purchaser has delivered to Seller a copy of the following documents of the Purchaser: (1) the Purchaser's Prospectus dated October 21, 1997, (2) a draft of Purchaser's Form 10-Q for the quarter ended September 30, 1997, (3) the Purchaser's Annual Report on Form 10-K for the year ended December 31, 1996, (4) the Purchaser's 1996 Annual Report to Stockholders and (5) the Purchaser's Proxy Statement for the 1997 Annual Meeting of Stockholders (collectively, the "Purchaser SEC Documents"). As of their respective filing dates, the Purchaser SEC Documents, with the exception of the draft Form 10-Q for the quarter ended September 30, 1997, which has yet to be filed with the Securities and Exchange Commission ("SEC"), complied in all material respects with the requirements of the Securities Act of 1933 (the "Securities Act") and the Securities Exchange Act of 1934 (the "Exchange Act"), and none of the Purchaser SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. The financial statements of Purchaser, including the notes thereto, included in the Purchaser SEC Documents (the "Purchaser Financial Statements") were complete and correct in all material respects as of their respective dates, complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates, and have been prepared in accordance with generally accepted accounting principles applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited statements included in Quarterly Reports on Form 10-Q, as permitted by Form 10-Q of the SEC). The Purchaser Financial Statements fairly present the consolidated financial condition and operating results of Purchaser and its subsidiaries at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring year-end adjustments). There has been no material change in Purchaser's accounting policies except as described in the notes to the Purchaser Financial Statements.

               2.5 Absence of Certain Changes. Since June 30, 1997 (the "Purchaser Balance Sheet Date"), Purchaser has conducted its business in the ordinary course consistent with past practice and there has not occurred: (i) any change, event or condition (whether or not covered by insurance) that has resulted in a Material Adverse Effect to Purchaser; (ii) any acquisition, sale or transfer of any material asset of Purchaser or any of its subsidiaries other than in the ordinary course of business and consistent with past practice; (iii) any material change in accounting


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methods or practices (including any change in depreciation or amortization policies or rates) by Purchaser or any revaluation by Purchaser of any of its assets; (iv) any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of Purchaser, or any direct or indirect redemption, purchase or other acquisition by Purchaser of any of its shares of capital stock; or (v) any negotiation or agreement by Purchaser or any of its subsidiaries to do any of the things described in the preceding clauses (i) through (iv) (other than negotiations regarding the transactions contemplated by this Agreement).

               2.6 Absence of Undisclosed Liabilities. Purchaser has no material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than (i) those set forth or adequately provided for in the Balance Sheet included in Purchaser's Quarterly Report on Form 10-Q for the period ended June 30, 1997 included in the Purchaser SEC Documents (the "Purchaser Balance Sheet"), (ii) those incurred in the ordinary course of business and not required to be set forth in the Purchaser Balance Sheet under generally accepted accounting principles, and (iii) those incurred in the ordinary course of business since the Purchaser Balance Sheet Date and consistent with past practice.

               2.7 Litigation. There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of Purchaser or any of its subsidiaries, threatened against Purchaser or any of its subsidiaries or any of their respective properties or any of their respective officers or directors (in their capacities as such) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Purchaser. There is no judgment, decree or order against Purchaser or any of its subsidiaries or, to the knowledge of Purchaser or any of its subsidiaries, any of their respective directors or officers (in their capacities as such) that could prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on Purchaser.

               2.8 Compliance With Laws. Each of Purchaser and its subsidiaries has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for such violations or failures to comply as could not be reasonably expected to have a Material Adverse Effect on Purchaser.

               2.9 Complete Copies of Materials. Purchaser has delivered or made available true and complete copies of each document which has been requested by Seller in connection with Seller's legal and financial review of Purchaser and its subsidiaries.

               2.10 Execution of Merger Agreement. Purchaser and Medicus have executed the Merger Agreement simultaneous with the execution of this Agreement.

               3. Representations and Warranties of the Seller. The Seller hereby represents and warrants that:

               3.1 Valid Title. Seller now has and at the Closing Date will have good and marketable title to the Shares to be sold by the Seller, free and clear of any liens, encumbrances, equities and claims, and full right, power and authority to effect the sale and delivery of such


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Shares; and upon the delivery of, against payment for, the Shares pursuant to this Agreement, the Purchaser will acquire good and marketable title thereto, free and clear of any liens, encumbrances equities and claims.

               3.2 Authorization. Seller has full right, power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement. The execution and delivery of this Agreement and the consummation by Seller of the transactions herein contemplated and the fulfillment by Seller of the terms hereof will not require any consent, approval, authorization, or other order of any court, regulatory body, administrative agency or other governmental body and will not result in a breach of any of the terms and provisions of, or constitute a default under, organizational documents of such Seller, if not an individual, or any indenture, mortgage, deed of trust or other agreement or instrument to which such Seller is a party, or of any order, rule or regulation applicable to Seller of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction.

               3.3 Purchase Entirely for Own Account. This Agreement is made with Seller in reliance upon Seller's representation to the Purchaser, which by Seller's execution of this Agreement Seller hereby confirms, that the Warrant to be acquired by Seller will be acquired for investment for Seller's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Seller has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Seller further represents that Seller does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Warrant.

               3.4 Reliance upon Seller Representations. Seller understands that the Warrant is not registered under the Securities Act on the ground that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from registration under the Securities Act pursuant to section 4(2) thereof, and that the Purchaser's reliance on such exemption is predicated on the Seller's representations set forth herein.

               3.5 Receipt of Information. Seller believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Warrant. Seller further represents that it has had an opportunity to ask questions and receive answers from the Purchaser regarding the terms and conditions of the offering of the Warrant and the business, properties, prospects and financial condition of the Purchaser and to obtain additional information (to the extent the Purchaser possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or to which it had access. The foregoing, however, does not limit or modify the representations and warranties of the Purchaser in Section 2 of this Agreement or the right of the Seller to rely thereon.

               3.6 Investment Experience. Seller represents that it is experienced in evaluating and investing in securities of companies similar to the Purchaser and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Warrant. If other than an individual, Seller also represents it has not been organized for the purpose of acquiring the Warrant.


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              3.7 Accredited Investor. Seller represents to the Purchaser that the Seller is an "Accredited Investor" within the meaning of SEC Rule 501 of Regulation D, as presently in effect.

               3.8 Restricted Securities. Seller understands that the Warrant may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Warrant or an available exemption from registration under the Securities Act, the Warrant must be held indefinitely.

               3.9 Legends. To the extent applicable, each certificate or other document evidencing the Warrant shall be endorsed with the legend set forth below, and Seller covenants that, except to the extent such restrictions are waived by the Purchaser, Seller shall not transfer the shares represented by any such certificate without complying with the restrictions on transfer described in the legend endorsed on such certificate:

        "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED."

               3.10 Proxy. Seller has executed and delivered to Purchaser a Proxy in the form attached hereto as Appendix B for the Shares granting Purchaser a proxy to vote the Shares purchased by the Purchaser hereunder.

               4. Conditions of Seller's Obligations at Closing. The obligations of Seller under subparagraph 1.1 of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions:

               4.1 Representations and Warranties. The representations and warranties of the Purchaser contained in Section 2 shall be true on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date.

               4.2 Performance. The Purchaser shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing Date.

               4.3 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Seller.

               4.4 Payment of Purchase Price. Purchaser shall have delivered the Purchase Price specified in Section 1.1.


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               5. Conditions of the Purchaser's Obligations at Closing. The
obligations of the Purchaser to Seller under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by
Seller:

               5.1 Representations and Warranties. The representations and warranties of the Seller contained in Section 3 shall be true on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date.

               5.2 Delivery of Medicus Common Stock. Seller shall have delivered all documents and instruments required to be delivered under Section 1.1 hereof.

               6.     Miscellaneous.

               6.1 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties concerning the subject matter hereof and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

               6.2 Survival of Warranties. The representations and warranties of the Purchaser and Seller contained in or made pursuant to this Agreement shall survive until the Effective Time of the Merger (as defined in the Merger Agreement).

               6.3 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective heirs, legal representatives, successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

               6.4 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware.

               6.5 Counterparts; Facsimile Signatures. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile signatures of the parties to this Agreement shall be sufficient to evidence their execution hereof.

               6.6 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

               6.7 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified by hand or professional courier service or on the day of delivery by Federal Express, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.


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               6.8 Expenses. Irrespective of whether the Closing is effected, each party shall pay its own costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement.

               6.9 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the parties hereto. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities have been converted), each future holder of all such securities, and the Purchaser.

               6.10 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.



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



        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


QUADRAMED CORPORATION



By: ____________________________________
    Name:
    Title:



SELLER                                  SELLER
(if an individual)                      (if a corporation, partnership, trust or
                                        other entity)



____________________________________    By: ____________________________________
Name:_______________________________    Name of Entity:_________________________
Address:____________________________    Name of Signatory:______________________
        ____________________________    Title of Signatory:_____________________
                                        Address:________________________________



Total Number of Shares of
Medicus Common Stock owned by Seller:______________________________

Number of Shares of
              Medicus Common Stock to be sold hereunder:________________________



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
                                   APPENDIX A

                                 FORM OF WARRANT











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                               WARRANT TO PURCHASE
                      ______________ SHARES OF COMMON STOCK


               THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THAT ACT OR AN OPINION OF COUNSEL TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.


                              QUADRAMED CORPORATION

              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

        THIS CERTIFIES THAT, for value received, ____________________ ("Investor") is entitled to purchase, on the terms hereof, __________________ (__________) shares of Common Stock ("Common Stock") of QuadraMed Corporation, a Delaware corporation (the "Company"), subject to adjustment as provided herein and at a purchase price as set forth herein. This Warrant is issued pursuant to the terms of that certain Stock Purchase Agreement dated as of November 9, 1997 between the Company and Investor (the "Stock Purchase Agreement"), which was entered into in connection with the Agreement and Plan of Reorganization dated November 9, 1997 (the "Merger Agreement") between the Company and Medicus Systems Corporation, a Delaware corporation ("Medicus"), pursuant to which the Company will acquire Medicus by merger of a wholly owned subsidiary of the Company with and into Medicus (the "Merger").

        1.     EXERCISE OF WARRANT

        The terms and conditions upon which this Warrant may be exercised, and the Common Stock covered hereby (the "Warrant Stock") may be purchased, are as follows:

        1.1 Exercise. Subject to the limitations set forth herein, this Warrant may be exercised with respect to all or a portion of the shares of the Warrant Stock at the effective time of the Merger under the laws of the State of Delaware (the "Effective Time"). To the extent that this Warrant is not exercised at the Effective Time or the number of shares issuable upon exercise of this Warrant is limited as set forth herein, the portion of this Warrant which is unexercised or subject to the limitations as set forth herein shall terminate and shall be void and of no further force or effect with respect to such Warrant Stock.

        1.2 Purchase Price. The purchase price for the shares of Warrant Stock to be issued upon exercise of this Warrant shall be $24.00 per share, subject to adjustment as set forth herein.

        1.3 Method of Exercise. Not later than seven (7) days prior to the Effective Time, the Company shall provide written notice to the holder of this Warrant of the proposed Effective Time. The exercise of the purchase rights evidenced by this Warrant shall be effected by (a) the surrender of the Warrant, together with a duly executed copy of the form of subscription attached hereto, to the Company or its designated agent no later than the Effective Time at its principal offices or at the offices of such designated agent and (b) the delivery of the purchase price by check or wire transfer for the number of shares for which the purchase rights hereunder are being exercised.

        1.4 Issuance of Shares. In the event the purchase rights evidenced by this Warrant are exercised in whole or in part, the issuance of the Warrant Stock shall be credited immediately on the official stock record books of the Company and, if requested, a certificate or certificates for the purchased shares shall be issued to the Investor as soon as practicable; provided, however, the Warrant Stock shall only be so issued if the Form S-3 Registration Statement (as defined in Section 3.1 hereof) has been declared effective by the Securities Exchange Commission (the "SEC").

        1.5 Limitation on Shares Issuable. In no event shall the aggregate number of shares of Common Stock which the Company is obligated to issue (1) upon conversion of warrants, including this Warrant, issued to stockholders of Medicus pursuant to stock purchase agreements dated as of November 9, 1997 ("Warrants") and (2) in exchange for outstanding shares of Medicus Common Stock pursuant to the Merger Agreement exceed 1,800,000 shares. In the event that the total number of shares of Common Stock which holders of Warrants, including Investor, and stockholders of Medicus have elected to receive as described in clauses (1) and (2) in the immediately preceding sentence exceeds 1,800,000, the Company shall only be required to issue 1,800,000 shares of Common Stock and such holders, including Investor, shall be entitled to receive shares of Common Stock equal to each holder's pro rata portion of the total amount of shares issued by the Company as described in clauses (1) and (2), based on the total number of shares each holder and each stockholder elected to receive.

        2.     CERTAIN ADJUSTMENTS

        2.1 Adjustment Due to Warrant Value Limitation. If at the Effective Time the QuadraMed Stock Value (as defined below) exceeds $27.60, then the number of shares of Warrant Stock issuable upon exercise of this Warrant shall be adjusted downward such that the number of shares of Warrant Stock issuable upon exercise of this Warrant shall be X, where X is equal to the Warrant Value (as defined below) divided by the difference of (i) the QuadraMed Stock Value minus (ii) $24.00. For purposes of this Warrant, the term "QuadraMed Stock Value" shall mean that price per share equal to the average of the closing prices of Common Stock during the fifteen (15) days prior to the second day prior to the date of the Medicus Stockholders Meeting (as such term is defined in the Merger Agreement). For purposes of this Warrant, the term "Warrant Value" shall mean the product of $3.60 multiplied by the initial number of shares of Warrant Stock issuable hereunder.


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
        2.2 Mergers, Consolidations or Sale of Assets. If at any time there shall be a capital reorganization of the Common Stock (other than a combination, reclassification, exchange or subdivision of Warrant Stock otherwise provided for herein), or a merger or consolidation of the Company with or into another corporation in which the Company is not the surviving corporation or in which the Common Stock of the Company is converted into any other security or property, or the sale of the Company's properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger, consolidation or sale, lawful provision shall be made so that the Investor shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified in this Warrant and upon payment of the purchase price then in effect, the number of shares of stock or other securities or property of the successor or surviving corporation resulting from such reorganization, merger, consolidation or sale, to which a holder of the Warrant Stock deliverable upon exercise of this Warrant would have been entitled under the provisions of the agreement in such reorganization, merger, consolidation or sale if this Warrant had been exercised immediately before that reorganization, merger, consolidation or sale. In any such case, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Investor after the reorganization, merger, consolidation or sale to the end that the provisions of this Warrant (including adjustment of the purchase price then in effect and the number of shares of Warrant Stock) shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

        3.     COVENANTS OF THE COMPANY

        3.1 Registration of Warrant Stock. As soon as practicable following the date hereof, the Company shall prepare and file with the SEC a Registration Statement on Form S-3 (the "Form S-3 Registration Statement") registering the shares of Common Stock issuable upon the exercise of this Warrant and shall take all necessary actions to have the Form S-3 Registration Statement declared effective by the SEC as soon as practicable.

        3.2 No Changes in Capital Structure. The Company covenants with Investor that it shall not (i) subdivide its outstanding shares of Common Stock into a greater number of shares, (ii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iii) issue by reclassification of its shares of Common Stock or capital reorganization other securities of the Company.

        4.     FRACTIONAL SHARES

        No fractional shares shall be issued in connection with any exercise of this Warrant. In lieu of the issuance of such fractional share, the Company shall make a cash payment equal to the then fair market value of such fractional share as reasonably determined by the Company's Board of Directors.

        5.     RESERVATION OF COMMON STOCK; VALID ISSUANCE

        The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the exercise of this Warrant such number of its shares of Common Stock as shall from time to time be sufficient to effect the exercise of this Warrant; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the exercise of the entire Warrant, in addition to such other remedies as shall be available to the holder of this Warrant, the Company will use its reasonable best efforts to take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes. The Company represents and warrants to the Investor that any shares of Common Stock issued upon exercise of this Warrant will be duly and validly issued and fully paid and nonassessable.

        6.     NO PRIVILEGE OF STOCK OWNERSHIP

        Prior to the exercise of this Warrant, the Investor shall not be entitled, by virtue of holding this Warrant, to any rights of a stockholder of the Company, including (without limitation) the right to vote, receive dividends or other distributions, exercise preemptive rights or be notified of stockholder meetings, and such holder shall not be entitled to any notice or other communication concerning the business or affairs of the Company, except as required by law.

        7.     LIMITATION OF LIABILITY

        No provision hereof, in the absence of affirmative action by the holder hereof to purchase the Warrant Stock, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the purchase price or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

        8.     TRANSFER RESTRICTION

        This Warrant shall not be transferable without the prior written consent of the Company.

        9.     PAYMENT OF TAXES

        The Company shall pay all expenses in connection with, and all taxes and other governmental charges (other than any thereof on, based on or measured by, the net income of the holder thereof) that may be imposed in respect of, the issue or delivery of the Warrant Stock. The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for shares of the Warrant Stock in any name other than that of the Investor, and in such case, the Company shall not be required to issue or deliver any stock certificate until such tax or other charge has been paid or it has been established to the Company's satisfaction that no such tax or other charge is due.

        10.    SUCCESSORS AND ASSIGNS

        The terms and provisions of this Warrant shall be binding upon the Company and the Investor and their permitted successors and assigns.

        11.    LOSS, THEFT, DESTRUCTION OR MUTILATION OF WARRANT

        Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to the Company, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new warrant of like tenor and dated as of such cancellation, in lieu of this Warrant.

        12.    GOVERNING LAW

        This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware.

                               QUADRAMED CORPORATION



                               By _________________________________
                               Name:
                               Title:

Dated:  November 9, 1997

                                   APPENDIX B

                                 FORM OF PROXY

                                IRREVOCABLE PROXY

        Reference is made to that certain Stock Purchase Agreement, dated November ____, 1997, by and between QuadraMed Corporation, a Delaware corporation ("QuadraMed"), and the undersigned stockholder of Medicus Systems Corporation, a Delaware corporation ("Medicus"), pursuant to which the undersigned stockholder of Medicus ("Stockholder") is selling to QuadraMed an aggregate of __________ shares of Medicus Common Stock of Medicus owned of record or beneficially by the Stockholder (the "Shares").

        The Stockholder hereby appoints QuadraMed the attorney and proxy of Stockholder, with full power of substitution and resubstitution, to the full extent of Stockholder's rights, within the limitations of this proxy, with respect to the Shares, and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof, until the Shares are owned of record or beneficially by QuadraMed.

        Upon the execution hereof, all prior proxies given by Stockholder with respect to the Shares and any and all other shares of securities issued or issuable in respect thereof on or after the date hereof are hereby revoked.

        The attorney and proxy named above will be empowered at any time prior to the expiration of this proxy to exercise all voting and other rights (including, without limitation, the power to execute and deliver written consents with respect to the Shares) of Stockholder as such designees, or any of them, in their or its sole discretion, deem proper in respect of any matter at a meeting of stockholders, or any written consent in lieu of a meeting of stockholders.

        This proxy, which is coupled with QuadraMed's interest in the Shares, is irrevocable.

        Stockholder will, upon request, execute and deliver any additional documents deemed by the above named attorneys and proxies to be necessary or desirable to effect the proxy created hereby.

        Any obligations of Stockholder hereunder shall be binding upon the successors and assigns of Stockholder.

Dated:  November ___, 1997.

                                   STOCKHOLDER

                                   By: ______________________________

                                   Name: ____________________________

                                   Title:____________________________